UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2012

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

Effective January 9, 2012, EpiCept Corporation (the "Company") reduced the exercise price and extended the expiration date of the Company’s outstanding Series B Common Stock Purchase Warrants that were issued in a registered direct offering that closed on June 30, 2010 (the "Series B Warrants"). The Series B Warrants, which originally would have expired at the close of business on January 9, 2012, are exercisable for up to 6,136,363 shares of the Company’s common stock; the original exercise price was $1.64 per share. The exercise price has been reduced to $0.20 per share, and the expiration date has been extended to the close of business on the earlier of (i) April 9, 2012 or (ii) a date selected by the Company in its sole discretion, with respect to which date the Company provides written notice to the warrant holder not less than ten business days in advance.

Each holder of Series B Warrants executed an Amendment to Series B Common Stock Purchase Warrant to reduce the exercise price and extend the expiration date. A Form of Amendment to Series B Common Stock Purchase Warrant is attached hereto as Exhibit 4.

Item 9.01 Financial Statements and Exhibits.

4.1 Amendment to Series B common stock purchase warrant, dated January 9, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

January 9, 2012	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Amendment to Series B common stock purchase warrant, dated January 9, 2012.